CONVERTIBLE PROMISSORY NOTE

(Global Autonomous Corporation)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.

Date: April 1, 2025

BrooQLy, Inc. , a Nevada corporation (“BRQL”), for value received, hereby promises to pay to the order of Alpine 4 Holdings, Inc. (“Alpine 4”), at such address as may be designated in writing by Alpine 4 from time to time, or Alpine 4’s registered assigns, the principal amount of  Eleven Million Six Hundred Thirty One Thousand Seven Hundred Fifty Four Dollars ($11,631,754) pursuant to the terms and conditions of this Convertible Promissory Note (the “Note”). This Note is made in connection with the Asset Purchase Agreement dated as of even date hereof (the “APA”) among BRQL, as Buyer, Global Autonomous Corporation, as Seller, and Alpine 4 as Parent.

The following is a statement of rights of the holder of this Note and the conditions to which this Note is subject, to which the maker of this Note agrees, and to which the holder hereof, by the acceptance of this Note, assents:

1.     Conversion

(A) Automatic Conversion. Following  (i) an amendment to the Articles of Incorporation authorizing the issuance of Class B Common Stock, and (ii) the subsequent filing of a Certificate of Designation of Rights and Preferences (“Designation”) for the creation of Class B Common Stock by BRQL (the “Class B Common”) the Outstanding Balance of this Note shall automatically convert into shares of Class B Common. The conversion price (the “Conversion Price”) for converting into shares of common stock shall be the original face value of $.95 per share for a total of 12,243,952 Class B Common shares. The Designation shall further provide (i) for conversion of the Class B Common shares to BRQL Class A Common Shares at a 1:1 ratio, at a rate of 20% per year, beginning 12 months after issuance; (ii) repurchase by BROL of unconverted shares at 100% of the original face value during Year 1; 110% of the original face value during Year 2; 120% of the original face value during Year 3; 130% of the original face value during Year 4; and 140% of the original face value during Year 5 and thereafter.

(B) Surrender of Note. Upon automatic conversion of this Note into BRQL equity as provided in Section 1(A) above, Alpine 4 shall surrender this Note at the offices of BRQL at its registered address, and BRQL shall, at its expense, deliver to the Alpine 4 as soon as practicable the equity certificates or other evidence of ownership of the Class B Common shares.

(C) No Fractional Equity Interests. No fractional equity interests or scrip representing fractional interests shall be issued upon the conversion of this Note and the number of Class B Common shares to be issued shall be rounded up to the next whole number.

(D) General. The foregoing conversion rights are subject in all respects to compliance by BRQL with all applicable laws, rules, and regulations.

2.     Adjustments

(A) If BRQL undergoes any subdivision, combination, or reclassification of its equity interests, the Conversion Price shall be adjusted accordingly to ensure that the Alpine 4 receives the same proportional ownership interest in BRQL upon conversion of the Note as was intended at the time of issuance of this Note. Such adjustments shall be made successively whenever any such event occurs.

(B) An adjustment to the Conversion Price shall become effective immediately after the effective date of each event which requires an adjustment.

3.     Miscellaneous

This Note shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made to be performed in Nevada, without reference to any principles of choice of law or conflicts of law.

IN WITNESS WHEREOF, BRQL has caused this Note to be duly executed as of the date first written above.

Issuer: BrooQLy, Inc.

By:

Name: Kent Wilson

Title: CEO of BrooQLy, Inc. (BRQL)